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Exhibit 99

CERTIFICATION PURSUANT TO 18 UNITED STATES CODE §1350

        The undersigned hereby certifies that to her knowledge the annual report on Form 11-K for the year ended December 31, 2002 of The Savings and Profit Sharing Fund of Allstate Employees filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such annual report fairly presents, in all material respects, the financial condition and result of operations of The Savings and Profit Sharing Fund of Allstate Employees. This certification accompanies this annual report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by The Savings and Profit Sharing Fund of Allstate Employees for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

June 25, 2003

/s/ SANDRA R. HAMILTON Sandra R. Hamilton Chair, Administrative Committee The Savings and Profit Sharing Fund of Allstate Employees

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  Exhibit 99
CERTIFICATION PURSUANT TO 18 UNITED STATES CODE §1350